[Simpson Thacher & Bartlett LLP Letterhead]
Exhibit 8.2

October 23, 2009
Virgin Mobile USA, Inc.
10 Independence Blvd.
Warren, New Jersey 07059
Re:     Sprint/Virgin Merger
Ladies and Gentlemen:
     We have acted as counsel to Virgin Mobile USA, Inc., a Delaware corporation (“Company”), in connection with the Agreement and Plan of Merger, dated as of July 27, 2009 (including the exhibits thereto, the “Merger Agreement”), among Sprint Nextel Corporation, a Kansas corporation (“Parent”), Sprint Mozart, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub shall be merged with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”) on the terms and conditions set forth in the Merger Agreement. The time at which the Merger becomes effective is hereafter referred to as the “Effective Time.” This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. 333-161710) filed by Parent with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Registration Statement”), relating to the proposed Merger pursuant to the Merger Agreement and to which this opinion appears as an exhibit.
     We have examined (i) the Merger Agreement, (ii) the Registration Statement and (iii) the representation letters of Parent and Company, each dated the date hereof, delivered to us for purposes of this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted

Virgin Mobile USA, Inc.   2
to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.
     In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by Parent, Merger Sub and the Company in the Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iv) any representations made in the Merger Agreement or the Representation Letters “to the knowledge of,” or based on the belief of Parent, Merger Sub and the Company or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”
     We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Merger under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.
     We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement, and to the references to our firm name therein.
Very truly yours,

/s/ Simpson Thacher & Bartlett LLP